September 24, 2012

SECURITIES  EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American
Depositary
Shares
evidenced by
The
American
Depositary
Receipt
KCOM Group PLC
 File No. 333157160



Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended,
on behalf of The Bank of New
York Mellon, as Depositary for
securities against which American
Depositary Receipts are to be
issued, we attach a copy of the new
prospectus Prospectus reflecting
the change in ratio from 1 ADS  50
Shares to 1 ADS  10 Shares and the
removal of the Par Value.

As required by Rule 424e, the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement, the
Prospectus consists of the ADR
certificate for KCOM Group PLC.

The Prospectus has been revised to
reflect the removal of the Par Value
and to reflect the new ratio

One 1 American Depositary
Share represents Ten 10 Shares


Please contact me with any
questions or comments at 212
8152122.


Sandra Bruno
Senior Associate
The Bank of New York Mellon
ADR Division

Encl.

CC Paul Dudek, Esq. Office of
International Corporate Finance





Depositary Receipts
101 Barclay Street, 22nd Floor West, New
York 10286